As filed with the Securities and Exchange Commission on October 7, 1998
                                                   Registration No. 333-58335
                                                   Registration No. 333-58335-01
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          PRE-EFFECTIVE AMENDMENT NO.3
                                TO THE FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           --------------------------

          UCBH HOLDINGS, INC.                         UCBH TRUST CO.
--------------------------------------    --------------------------------------
(exact name of registrant as specified    (exact name of registrant as specified
 in its certificate of incorporation)       in its certificate of incorporation)

               DELAWARE                                  DELAWARE
   -------------------------------           -------------------------------
   (state or other jurisdiction of           (state or other jurisdiction of
    incorporation or organization)            incorporation or organization)



              94-3072450                               Being applied for
  ---------------------------------           --------------------------------
  (IRS Employer Identification No.)           (IRS Employer Identification No.)


                 6035                                      N/A
   --------------------------------            -----------------------------
     (Primary Standard Industrial              (Primary Standard Industrial
      Classification Code Number)               Classification Code Number)


         711 Van Ness Avenue                       711 Van Ness Avenue
   San Francisco, California 94102           San Francisco, California 94102
            (415) 928-0700                            (415) 928-0700
   -------------------------------           -------------------------------
    (Address, including zip code,             (Address, including zip code,
   and telephone number, including           and telephone number, including
     area code, of registrants'                area code, of registrants'
    principal executive offices)              principal executive offices)

                           --------------------------
                                   Tommy S. Wu
                       President and Chief Executive Officer
                             United Commercial Bank
                               711 Van Ness Avenue
                         San Francisco, California 94102
                                 (415) 928-0700
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                         Joseph G. Passaic, Jr., Esquire
                            Mary M. Sjoquist, Esquire
                            Geoffrey W. Ryan, Esquire
                              Patton Boggs, L.L.P.
                               2550 M Street, N.W.
                             Washington, D.C. 20037
                                 (202) 457-6000
                           --------------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.
         If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

                                   CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                           Proposed           Proposed
                                                                            Maximum            Maximum
               Title of each Class of                    Amount to      Offering Price        Aggregate         Registration
            Securities to be Registered                be Registered      Per Unit(1)     Offering Price(1)         Fee
-------------------------------------------------------------------------------------------------------------------------------
Series B 9.375% Capital Securities of UCBH Trust
   Co..........................................         $30,000,000          100%            $30,000,000            (1)
-------------------------------------------------------------------------------------------------------------------------------
Series B 9.375% Junior Subordinated Deferrable
   Interest Debentures of UCBH
   Holdings, Inc.(2)...........................         $30,000,000          100%            $30,000,000            N/A
-------------------------------------------------------------------------------------------------------------------------------
UCBH Holdings, Inc. Series B
   Guarantee with respect to Series B 9.375%
   Capital Securities..........................             N/A              N/A                 N/A                N/A
-------------------------------------------------------------------------------------------------------------------------------
Total..........................................       $30,000,000(1)         100%          $30,000,000(4)           (1)
===============================================================================================================================


(1) The registration fee of $8,850 was paid upon the initial filing of the Form S-4.

(2) No separate consideration will be received for the Series B 9.375% Junior Subordinated Deferrable Interest Debentures of UCBH Holdings, Inc. (the "Junior Subordinated Debentures") distributed upon any liquidation of UCBH Trust Co.
(3) No separate consideration will be received for the UCBH Holdings, Inc. Series B Guarantee.
(4) Such amount represents the liquidation amount of the UCBH Trust Co. Series B 9.375% Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of UCBH Trust Co.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of UCBH Holdings, Inc.'s Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Under the Declaration of Trust of UCBH Trust Co., the Company has agreed to indemnify each of the Trustees of the Trust, and to hold each Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of, or in connection with, the acceptance or administration of the Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust.

Item 21.  Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (Filed herewith unless otherwise noted)


 4.1    Indenture of the Company relating to the Junior Subordinated Debentures*
 4.2    Form of Certificate of Series B Junior Subordinated Debenture*
 4.3    Certificate of Trust of UCBH Trust Co.*
 4.4    Amended and Restated Declaration of Trust of UCBH Trust Co.*
 4.5    Form of Series B Capital Security Certificate for UCBH Trust Co.*
 4.6 Form of Series B Guarantee of the Company relating to the Series B Capital Securities*
 4.7    Capital Securities Registration Rights Agreement*
 5.1 Opinion and consent of Patton Boggs LLP as to legality of the Series B Junior Subordinated Debentures and the Series B Guarantee to be issued by the Company*
 5.2 Opinion and consent of Richards, Layton & Finger, P.A. as to the legality of the Series B Capital Securities to be issued by UCBH Trust Co.
 8.0    Opinion of Patton Boggs LLP as to certain federal income tax matters*
23.1    Consent of PricewaterhouseCoopers LLP.*
23.2    Consent of Patton Boggs LLP (included in Exhibit 5.1)*
23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
24.1 Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*
25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture*
25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Declaration of Trust of UCBH Trust Co.*
25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Series B Capital Securities of UCBH Trust Co.*
99.1    Form of Letter of Transmittal*
99.2    Form of Notice of Guaranteed Delivery*
99.3    Form of Exchange Agent Agreement*
99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.5    Form of Letter to Clients*
----------
*  Previously filed.

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 22.  Undertakings.

         The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any Prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a trustee, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



         The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

CONFORMED

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 7, 1998.


UCBH HOLDINGS, INC.

By:      /s/ Tommy S. Wu
         -------------------------------------
         Tommy S. Wu
         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Name                                                                 Date
     -----                                                                 ----
/s/ Tommy S. Wu          President, Chief Executive Officer and     October 7, 1998
-------------------      Director (principal executive officer)
Tommy S. Wu


/s/ Jonathan H. Downing  Senior Vice President, Chief               October 7, 1998
-----------------------  Financial Officer, and Treasurer and
Jonathan H. Downing      Director (principal accounting and
                         financial officer)


       *                 Director
-------------------
Robert Fell


        *                Director
-------------------
Sau-wing Lam


        *                Director
-------------------
Godwin Wong



----------
* Signed pursuant to a power of attorney filed as Exhibit 24.1 with the Commission on July 1, 1998.

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 7, 1998.


UCBH TRUST CO.


By:  /s/ Tommy S. Wu
     -----------------------
     Tommy S. Wu
     Administrative Trustee


By:  /s/ Jonathan H. Downing
     -----------------------
     Jonathan H. Downing
     Administrative Trustee


By:  /s/ Dennis Alan Lee
     -----------------------
     Dennis Alan Lee
     Administrative Trustee

                               TABLE OF CONTENTS

List of Exhibits (Filed herewith unless othewise noted)


 4.1    Indenture of the Company relating to the Junior Subordinated Debentures*
 4.2    Form of Certificate of Series B Junior Subordinated Debenture*
 4.3    Certificate of Trust of UCBH Trust Co.*
 4.4    Amended and Restated Declaration of Trust of UCBH Trust Co.*
 4.5    Form of Series B Capital Security Certificate for UCBH Trust Co.*
 4.6 Form of Series B Guarantee of the Company relating to the Series B Capital Securities*
 4.7    Capital Securities Registration Rights Agreement*
 5.1 Opinion and consent of Patton Boggs LLP as to legality of the Series B Junior Subordinated Debentures and the Series B Guarantee to be issued by the Company*
 5.2 Opinion and consent of Richards, Layton & Finger, P.A. as to the legality of the Series B Capital Securities to be issued by UCBH Trust Co.
 8.0    Opinion of Patton Boggs LLP as to certain federal income tax matters*
23.1    Consent of PricewaterhouseCoopers LLP.*
23.2    Consent of Patton Boggs LLP (included in Exhibit 5.1)*
23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
24.1 Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*
25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture*
25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Declaration of Trust of UCBH Trust Co.*
25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Series B Capital Securities of UCBH Trust Co.*
99.1    Form of Letter of Transmittal*
99.2    Form of Notice of Guaranteed Delivery*
99.3    Form of Exchange Agent Agreement*
99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.5    Form of Letter to Clients*


----------
*  Previously filed.